FOR IMMEDIATE RELEASE

WWE® ELECTS STUART U. GOLDFARB
TO BOARD OF DIRECTORS

STAMFORD, Conn., August 22, 2011 – WWE (NYSE:WWE) today announced that Stuart U. Goldfarb has been elected to its Board of Directors. Goldfarb will also serve as a member of the Audit Committee.

Since June 2011, Goldfarb has been President and Chief Executive Officer at Atrinsic, Inc., a marketer of direct-to-consumer subscription products and an Internet search marketing agency. From 2001 to 2009, he served as President and CEO of Direct Brands, Inc. Under his leadership, the company grew to be the world’s largest direct marketer of music, DVDs and books, with household brands such as Columbia House, BMG Music, Doubleday Book Club and many more. Prior to that, Goldfarb was President and CEO of bol.com, Bertelsmann’s premier online international retailer of books and music. He has served as Vice Chairman of Value Vision International, a cable TV home shopping and e-commerce company, as well as held various executive level positions at NBC.

“Stuart is a great addition to our Board of Directors,” stated Vincent K. McMahon, Chairman and Chief Executive Officer, WWE. “He brings broad marketing and operational experience across a wide range of distribution platforms, including cable television and the Internet. His proven international experience and overall business perspective will be very valuable to the WWE Board.”

Goldfarb also sits on the Board of Directors of Atrinsic and Vitacost.com. He graduated from Adelphi University with a Bachelor of Arts degree followed by a Juris Doctor degree from Hofstra University School of Law.

About WWE
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming is broadcast in more than 145 countries and 30 languages and reaches more than 500 million homes worldwide. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mumbai, Shanghai, Singapore and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Media Contact:
Kellie Baldyga
203-406-3632
Kellie.Baldyga@wwecorp.com

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Michael.Weitz@wwecorp.com

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Forward-Looking Statements: This news release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to maintaining and renewing key agreements, including television distribution agreements; the need for continually developing creative and entertaining programming; the continued importance of key performers and the services of Vincent McMahon; the conditions of the markets in which we compete and acceptance of the Company's brands, media and merchandise within those markets; our exposure to bad debt risk; uncertainties relating to regulatory and litigation matters; risks resulting from the highly competitive nature of our markets; uncertainties associated with international markets; the importance of protecting our intellectual property and complying with the intellectual property rights of others; risks associated with producing and travelling to and from our large live events, both domestically and internationally; the risk of accidents or injuries during our physically demanding events; risks relating to our film business and any new business initiative which we may undertake; risks relating to the large number of shares of common stock controlled by members of the McMahon family and the possibility of the sale of their stock by the McMahons or the perception of the possibility of such sales; the relatively small public float of our stock; and other risks and factors set forth from time to time in Company filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends, general economic and competitive conditions and such other factors as our Board of Directors may consider relevant.